10(g) Michael E. Fasci Employment Agreement
      First Modification to Michael E. Fasci Employment Agreement


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                      FIRST MODIFICATION
        TO EMPLOYMENT AGREEMENT DATED SEPTEMBER 9, 2001
      BETWEEN MICHAEL E. FASCI AND SEALANT SOLUTIONS, INC.


       This First Modification to Employment Agreement (the "First Modification") dated September 9, 2001, between Michael E. Fasci
("Fasci") and Sealant Solutions, Inc. (the "Company) is made and entered into this 13th day of May, 2002, by and between the Company and Fasci to memorialize that certain understanding contained in Fasci's correspondence to the Company dated September 9, 2001.

       WHEREAS, the Company and Fasci entered into an Employment Agreement (the "Agreement") on September 9, 2001; and

       WHEREAS, the parties are desirous of modifying the Agreement, as follows:

       1. Paragraph 7, inclusive of subparagraphs A, B, and C, shall be completely deleted in accordance with Fasci's written instructions to the Company dated September 9, 2001, a copy of which is attached hereto marked Exhibit "A" and incorporated herein by reference.

       2. All other terms, provisions, and paragraphs of the Agreement shall remain unchanged.

       3. In the event that any terms or provisions contained in the Agreement conflict with the changes made in this First Modification, then the terms and conditions of the First Modification shall control.

Dated this 13th day of May, 2002.

                                SEALANT SOLUTIONS, INC.


                                 By:/s/ Cary Parrish
                                    ----------------------------
                                    Cary Parrish
                                    Its: President



                                    /s/ Michael Fasci
                                    ----------------------------
                                    Michael Fasci